UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DOVER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	53-0257888
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)
3005 Highland Parkway, Suite 200
Downers Grove, Illinois 60515
(630) 541-1540
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph W. Schmidt, Esq.
Dover Corporation
3005 Highland Parkway, Suite 200
Downers Grove, Illinois 60515
(630) 541-1540
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Carol B. Stubblefield, Esq.
Baker & McKenzie LLP
1114 Avenue of the Americas
New York, NY 10036
(212) 626-4100
     Approximate date of commencement of proposed sale to the public: Not applicable, as this Post-Effective Amendment No. 1 to Form S-3 will deregister the registered but unsold securities under the registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

SIGNATURES

DEREGISTRATION OF SECURITIES AND WITHDRAWAL OF REGISTRATION STATEMENT
     This Post-Effective Amendment No. 1 relates to the Automatic Shelf Registration Statement on Form S-3 (Registration No. 333-149629) of Dover Corporation, a Delaware corporation (the “Company”), which was filed with the Securities and Exchange Commission and became effective on March 11, 2008 (the “Registration Statement”).
     The Company is seeking to discontinue the effectiveness of the Registration Statement and deregister all the securities that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on February 16, 2011.

DOVER CORPORATION
By:	/s/ Robert A. Livingston
Robert A. Livingston
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Robert A. Livingston Robert A. Livingston	President and Chief Executive Officer (Principal Executive Officer)	February 16, 2011

/s/ Brad M. Cerepak Brad M. Cerepak	Vice President and Chief Financial Officer (Principal Financial Officer)	February 16, 2011

/s/ Raymond T. McKay, Jr. Raymond T. McKay, Jr.	Vice President, Controller (Principal Accounting Officer)	February 16, 2011

* Robert W. Cremin	Chairman, Board of Directors	February 16, 2011

* David H. Benson	Director	February 16, 2011

* Jean-Pierre M. Ergas	Director	February 16, 2011

* Peter T. Francis	Director	February 16, 2011

* Kristiane C. Graham	Director	February 16, 2011

* James L. Koley	Director	February 16, 2011

* Richard K. Lochridge	Director	February 16, 2011

SIGNATURE	TITLE	DATE

* Bernard G. Rethore	Director	February 16, 2011

* Michael B. Stubbs	Director	February 16, 2011
	Director	February __, 2011
Stephen M. Todd
	Director	February __, 2011
Stephen K. Wagner

* Mary A. Winston	Director	February 16, 2011

* By:	/s/ Joseph W. Schmidt
Joseph W. Schmidt
Attorney-in-Fact